UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2016

MoSys, Inc.

(Exact name of registrant as specified in its charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3301 Olcott Street

Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 28, 2016, MoSys, Inc., or the Company, committed to effect a reduction in the Company’s workforce and associated operating expenses, net loss and cash burn and to realign resources, as the Company has substantially concluded development of new products, including its third generation Bandwidth Engine IC product family, and expects to bring these products to market in 2016. The Company reduced United States headcount by approximately 16% and will cease operations at its subsidiary in Hyderabad, India, which has 18 employees. The Company anticipates that it will fully implement the planned reductions by the end of the second quarter of 2016.  As a result of these reductions, the Company expects to incur total termination charges of up to $0.8 million, including $0.6 million of charges for severance benefits and other one-time termination costs. The remaining charges represent lease obligations, asset impairments and other expenses related to our Indian subsidiary. The Company expects that substantially all of these charges will be recognized in the quarter ending March 31, 2016, and will result in cash expenditures of up to $1.0 million, which are expected to be paid during the first and second quarters of 2016. The Company expects to realize approximately $3.2 million of savings on an annual basis from the reductions.

This Current Report on Form 8-K may contain “forward-looking statements” about the Company, including, without limitation, the timing of expenditures related to the workforce reduction and anticipated cost savings. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, the timing of planned expense reductions, the timing of customer orders and product shipments, our ability to enhance our existing proprietary technologies and develop new technologies, achieving necessary acceptance and adoption of our IC architecture and interface protocols by potential customers and their suppliers, difficulties and delays in the development, production, testing and marketing of our ICs, reliance on our manufacturing partners to assist successfully with the fabrication of our ICs, availability of quantities of ICs supplied by our manufacturing partners at a competitive cost, level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time, vigor and growth of markets served by our customers and our operations, and other risks identified in MoSys’ most recent reports on forms 10-Q and 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: February 3, 2016	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer